UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – November 9, 2004

(Date of earliest event reported)

QUESTAR MARKET RESOURCES, INC.
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        0-30321                                87-0287750

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

P.O. Box 45601, 180 East 100 South Street, Salt Lake City, Utah 84145-0601
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2600

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

#

Item 7.01   Regulation FD

          On November 10, 2004, Questar Corporation issued a press release announcing receipt of a decision from the Bureau of Land Management concerning its winter access proposal.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

         99.2

Release issued November 10, 2004, by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR MARKET RESOURCES, INC.

   (Registrant)

November 10, 2004

/s/C. B. Stanley______________

C. B. Stanley

President and Chief Executive Officer

List of Exhibits:

Exhibit No.

Exhibit

        99.2

Release issued November 10, 2004 by Questar Corporation.

Ex. 99.2

BLM Approves Questar Request for Year-Round Drilling at Pinedale,

Phased-in Over Next Year; Questar E&P Subsidiary

 Increases 2005 & 2006 Natural Gas Hedges

SALT LAKE CITY — Questar Corp. (NYSE:STR) subsidiary Questar Exploration and Production has received approval from the Bureau of Land Management (BLM) to phase in over the next year the company’s proposed year-round drilling program on its Pinedale Anticline federal leasehold in western Wyoming.

The BLM decision dated Nov. 9, 2004, allows Questar to operate two drilling rigs on one pad during the winter of 2004/2005. After the company completes a proposed water- and condensate-gathering system during the summer of 2005, Questar will be allowed to operate six rigs from three active pads beginning in the winter of 2005/2006 through the winter of 2013/2014. Prior to the BLM decision, the company’s Pinedale drilling operations were restricted to May through November due to concerns over potential impacts on wildlife.

“We’re pleased with the BLM decision,” said Keith Rattie, Questar Corp. chairman, president and CEO. “Two years ago we committed to going the extra mile to address concerns about possible impacts on wildlife of our Pinedale activities. We think our plan embodies what Wyoming Governor Dave Freudenthal and others have called ‘responsible development.’ While we would prefer to begin full implementation this winter, we understand and accept the BLM rationale for phased implementation over the next year,” Rattie said.

“The BLM decision is a win-win-win-win for the environment, the community, the state of Wyoming, and Questar,” added Chuck Stanley, president and CEO of Questar Exploration and Production (Questar E&P). “With directional drilling and other mitigation, we will reduce initial habitat disturbance on our leasehold by about two-thirds to 500 acres from about 1,500 acres permitted under the original Pinedale EIS. In addition, with post-drilling reclamation, the disturbed area will be reduced to less than 250 acres. We will eliminate up to 25,500 truckloads per year of produced condensate and water – and thereby reduce traffic, noise, and dust that concern many in the local community. We will cut development time by about a decade, which will accelerate not just Questar revenues but also tax and royalty revenues for Wyoming. We will create stable, year-round jobs for Wyoming, and consumers in Wyoming and throughout the region will benefit from increased natural gas production at a time when supplies are tight and prices are near record levels,” Stanley added.

The BLM approved the Questar proposal after conducting a detailed Environmental Assessment and considering extensive input received during its public comment process. Key components of the approval are:

1.

One pad with two drilling rigs during the winter of 2004/2005;

2.

Three pads with two drilling rigs per pad in the winter of 2005/2006 and thereafter through the winter of 2013/2014;

3.

Activities during the May-November period will continue to be governed by the original Pinedale Anticline EIS;

4.

Development of Questar’s leasehold utilizing directional drilling with up to 16 wells per pad — resulting in only one-third of the drilling-phase surface disturbance contemplated under the original Pinedale EIS;

5.

Construction of a produced-water and condensate gathering system to be completed before the winter of 2005/2006, eliminating up to 25,500 tanker truck trips per year at peak production;

6.

Funding for continued monitoring of mule deer and other critical wildlife for duration of development activity;

7.

Funding for air-quality monitoring;

8.

Use of flareless-completion technology to reduce noise, air and visual pollution during well-completion operations;

9.

Funding of habitat enhancement on contiguous undeveloped areas of Questar’s Pinedale leasehold; and

10.

Additional monitoring and mitigation measures described more fully in the BLM Decision Record.

A summary of the BLM Decision Record is posted on the BLM’s web site www.wy.blm.gov/newsreleases/2004/nov/10pfo-wildlife-dr.htm .

Stanley noted that the company expects to drill and complete more than 30 wells at Pinedale during the 2005 drilling season. “We’ll have a better idea of the upside potential of the BLM’s decision on 2005 well count and production by midyear after we see how much impact, if any, sage-grouse nesting activity has on startup of our unrestricted summer operations. Obviously, the biggest impact on production will occur in 2006 and beyond, when the benefits of the full six-rig winter program kick in.”

Questar E&P and affiliate Wexpro Co. have an approximate 62% average working interest in about 17,950 acres on the Pinedale Anticline. Questar subsidiaries operated 95 Pinedale producing wells on Nov. 8, 2004.

Questar E&P has increased natural gas-hedge positions for 2005 and 2006 as a result of transactions that occurred after Questar’s Oct. 21, 2004, third- quarter earnings release. With these new hedges, Questar E&P now has 72.6 bcf of 2005 natural gas production hedged at a net-to-the-well price of $4.86 per Mcf versus 65.6 bcf at an average price of $4.64 per Mcf reported earlier. For 2006, the company has now hedged 31.5 bcf of natural gas production at an average net-to-the-well price of $5.09 per Mcf compared to 24.6 bcf at $4.77 per Mcf reported in the October earnings release. There is no change in the previously reported 2007 natural gas hedge position of 3.4 bcf at an average price of $5.08 per Mcf net-to-the-well. The company’s hedged oil volumes also have not changed. The company is reporting the increased hedge positions in anticipation of upcoming investor-relations and security-analyst presentations.

Questar is a natural gas-focused energy company with $5 billion in enterprise value. Headquartered in Salt Lake City, Questar engages in gas and oil acquisition, exploration, development and production; natural gas gathering, processing and marketing; interstate gas transmission and storage; and retail gas distribution.

Detailed financial and operating statements are available on Questar's Web site.

For more information, VISIT QUESTAR'S INTERNET SITE at: http://www.questar.com.